Exhibit 99.1

PRESS RELEASE	FOR IMMEDIATE RELEASE

QCR Holdings, Inc. Announces Third Quarter 2022 Results

Third Quarter 2022 Highlights

•	Net income of $29.3 million, or $1.71 per diluted share

•	Adjusted net income (non-GAAP) of $28.9 million, or $1.69 per diluted share

•	Net Interest Margin (“NIM”) of 3.46% and NIM (TEY)(non-GAAP) of 3.71%

•	Annualized loan and lease growth of 14.5% for the quarter

•	Annualized deposit growth of 8.3% for the quarter

•	Nonperforming assets improved for the quarter and represented 0.23% of total assets

•	Allowance for credit losses (“ACL”) to total loans/leases of 1.51%

•	Increased total risk-based capital to 14.55% through the issuance of subordinated notes and strong earnings

Moline, IL, October 26, 2022 – QCR Holdings, Inc. (NASDAQ: QCRH) (the “Company”) today announced net income of $29.3 million and diluted earnings per share (“EPS”) of $1.71 for the third quarter of 2022, compared to net income of $15.2 million and diluted EPS of $0.87 for the second quarter of 2022.

Adjusted net income (non-GAAP) and adjusted diluted EPS (non-GAAP) for the third quarter of 2022 were $28.9 million and $1.69, respectively. For the second quarter of 2022, adjusted net income (non-GAAP) was $30.4 million and adjusted diluted EPS (non-GAAP) was $1.73. For the third quarter of 2021, adjusted net income (non-GAAP) and adjusted diluted EPS (non-GAAP) were $31.6 million and $1.99, respectively.

	For the Quarter Ended
	September 30,	June 30,	September 30,
$ in millions (except per share data)	2022	2022	2021
Net Income	$29.3	$15.2	$31.6
Diluted EPS	$1.71	$0.87	$1.99
Adjusted Net Income (non-GAAP)*	$28.9	$30.4	$31.6
Adjusted Diluted EPS (non-GAAP)*	$1.69	$1.73	$1.99

*Adjusted non-GAAP measurements of financial performance exclude non-core and/or nonrecurring income and expense items that management believes are not reflective of the anticipated future operation of the Company’s business. The Company believes these measurements provide a better comparison for analysis and may provide a better indicator of future performance. See GAAP to non-GAAP reconciliations.

“We delivered another strong quarter of net income, driven by exceptional loan growth, improved credit quality and carefully managed expenses,” said Larry J. Helling, Chief Executive Officer. “Building on the momentum we established in the first half of the year, we generated robust lending activity again in the third quarter with annualized loan growth of 14.5%. This was funded primarily by growth in deposits during the quarter. Additionally, we raised $100 million of subordinated debt, bolstering our capital position against the backdrop of an uncertain economy.”

Net Interest Income of $60.8 Million

Net interest income for the third quarter of 2022 totaled $60.8 million, compared to $59.4 million for the second quarter of 2022 and $46.2 million for the third quarter of 2021. The increase in net interest income was due to an increase in average earning assets, primarily attributable to loan growth and NIM expansion on a linked-quarter basis. Adjusted net interest income, excluding PPP income (non-GAAP) during the quarter was $64.1 million, an increase of $3.2 million, or 20.8% annualized, from the prior quarter. Acquisition-related net accretion totaled $1.1 million for the third quarter of 2022, as compared to $1.7 million in the second quarter of 2022.

In the third quarter of 2022, NIM was 3.46% and tax-equivalent yield (“TEY”) basis (non-GAAP) NIM was 3.71%, compared to 3.53% and 3.74% in the prior quarter, respectively. Adjusted NIM (non-GAAP), which excludes acquisition-related net accretion, was 3.65%, up 1 basis point from the prior quarter. Excluding the final impact of PPP loans (non-GAAP) on NIM in the prior quarter, adjusted NIM for the current quarter (non-GAAP) was up 5 basis points prior to the dilutive impact of our subordinated debt issuance. The linked-quarter increase was primarily due to the impact of multiple interest rate hikes on our asset-sensitive balance sheet, partially offset by the impact of increased deposit costs and our recent subordinated debt issuance.

	For the Quarter Ended
	September 30,	June 30,	September 30,
	2022	2022	2021
NIM	3.46%	3.53%	3.36%
NIM (TEY)(non-GAAP) *	3.71%	3.74%	3.56%
Adjusted NIM (TEY)(non-GAAP) *	3.65%	3.64%	3.53%
Adjusted NIM ex. PPP (TEY)(non-GAAP)*	3.65%	3.63%	3.39%

* See GAAP to non-GAAP reconciliations

“Our adjusted NIM, excluding PPP, expanded by 5 basis points during the third quarter, prior to the dilutive impact of our recent subordinated debt issuance,” said Todd A. Gipple, President, Chief Operating Officer and Chief Financial Officer. “While our balance sheet is well positioned to continue to drive NIM expansion in this rising rate environment, the sharply higher interest rates impacted our deposit mix and pricing this quarter. However, we are very pleased with the expansion in NIM that we have experienced early in the current rising rate cycle of 26 basis points on a year-over-year basis.”

Annualized Loan and Lease Growth of 14.5%

Total Loans and Leases Surpass $6 Billion

During the third quarter of 2022, the Company’s loans and leases increased $210.7 million to a total of $6.0 billion, or 14.5% on an annualized basis. Deposits increased by $120.4 million during the quarter, helping to fund our loan and lease growth.

“Strength in our traditional commercial lending, leasing and our Specialty Finance businesses drove our continued loan growth,” added Mr. Helling. “This speaks to the dedication of our experienced teams and the economic resiliency in our markets. Given our current pipelines, we are reaffirming our targeted loan growth of between 10% and 12% for the fourth quarter, while continuing to be vigilant on maintaining our exceptional credit quality.”

Noninterest Income of $21.1 Million

Noninterest income for the third quarter of 2022 totaled $21.1 million, compared to $22.8 million for the second quarter of 2022. The decrease was primarily due to a $2.5 million decline in capital markets revenue from swap fees due to delays in client projects caused by ongoing supply chain disruptions, inflationary pressures and higher interest rates. Wealth management revenue was $3.5 million for the quarter, consistent with the second quarter of 2022, despite ongoing market volatility.

“Capital markets revenue totaled $10.5 million for the quarter, which was below our guidance due to delays in funding low-income housing tax credit projects,” added Mr. Gipple. “While certain client projects have been delayed, the economics of these projects remain solid, and our pipeline is strong. Capital markets revenue has averaged approximately $11 million per quarter for the last four quarters and therefore we expect this source of fee income to be in a range of $10 to $12 million for the fourth quarter.”

Noninterest Expenses of $47.7 Million

Noninterest expense for the third quarter of 2022 totaled $47.7 million, compared to $54.2 million for the second quarter of 2022 and $41.4 million for the third quarter of 2021. The linked-quarter decrease was primarily due to elevated expenses in the second quarter related to the Guaranty Bank acquisition and lower incentive-based compensation in the third quarter. Excluding acquisition/post-acquisition related costs, noninterest expense for the third quarter was $47.4 million, compared to $47.5 million in the second quarter.

Asset Quality Remains Exceptional

Nonperforming assets (“NPAs”) totaled $18.0 million at the end of the third quarter, a decrease of $6.0 million from the second quarter of 2022. The reduction in NPAs during the quarter was primarily the result of paydowns on several NPAs. The ratio of NPAs to total assets was 0.23% on September 30, 2022, compared to 0.33% on June 30, 2022, and 0.11% on September 30, 2021. In addition, the Company’s criticized loans and classified loans to total loans and leases on September 30, 2022 improved to 2.35% and 1.29%, respectively, as compared to 2.37% and 1.43% as of June 30, 2022.

The Company did not record a provision for credit losses in the third quarter of 2022 as a result of continued improvements in overall credit quality. As of September 30, 2022, the ACL on total loans/leases was 1.51%, compared to 1.59% as of June 30, 2022.

Continued Strong Capital Levels

As of September 30, 2022, the Company’s total risk-based capital ratio was 14.55%, the common equity tier 1 ratio was 9.33% and the tangible common equity to tangible assets ratio (non-GAAP) was 7.68%. By comparison, these respective ratios were 13.40%, 9.46% and 8.11% as of June 30, 2022.

On August 18, 2022, the Company announced that it completed a private placement of $100 million in aggregate principal amount subordinated notes. The notes qualify as tier 2 capital and contributed to the increase in the total risk-based capital ratio. This transaction increased our total risk-based capital ratio by 140 bps.

During the third quarter, the Company purchased and retired 190,000 shares of its common stock at an average price of $55.18 per share as the Company executed purchases under the share repurchase plan announced during the second quarter. The 2022 share repurchase plan authorized an approximate 1,500,000 additional shares to be repurchased and the Company has approximately 1,030,000 shares remaining under the program.

The Company’s accumulated other comprehensive income (“AOCI”) declined $24.8 million during the third quarter due to a decrease in the value of its available for sale securities portfolio and certain derivatives resulting from continued sharp increases in interest rates during the quarter. While AOCI and the repurchase of shares reduced the Company’s tangible common equity, solid earnings offset this impact, which led to a slight increase in tangible book value per share (non-GAAP).

Focus on Three Strategic Long-Term Initiatives

As part of the Company’s ongoing efforts to grow earnings and drive attractive long-term returns for shareholders, it continues to operate under three key strategic long-term initiatives:

•	Generate organic loan and lease growth of 9% per year, funded by core deposits;

•	Grow fee-based income by at least 6% per year; and

•	Limit annual operating expense growth to 5% per year.

Conference Call Details

The Company will host an earnings call/webcast tomorrow, October 27, 2022, at 10:00 a.m. Central Time. Dial-in information for the call is toll-free: 888-346-9286 (international 412-317-5253). Participants should request to join the QCR Holdings, Inc. call. The event will be available for replay through November 3, 2022. The replay access information is 877-344-7529 (international 412-317-0088); access code 9369877. A webcast of the teleconference can be accessed on the Company’s News and Events page at www.qcrh.com. An archived version of the webcast will be available at the same location shortly after the live event has ended.

About Us

QCR Holdings, Inc., headquartered in Moline, Illinois, is a relationship-driven, multi-bank holding company serving the Quad Cities, Cedar Rapids, Cedar Valley, Des Moines/Ankeny and Springfield communities through its wholly-owned subsidiary banks. The banks provide full-service commercial and consumer banking and trust and wealth management services. Quad City Bank & Trust Company, based in Bettendorf, Iowa, commenced operations in 1994, Cedar Rapids Bank & Trust Company, based in Cedar Rapids, Iowa, commenced operations in 2001, Community State Bank, based in Ankeny, Iowa, was acquired by the Company in 2016, Springfield First Community Bank, based in Springfield, Missouri, was acquired by the Company in 2018, and Guaranty Bank, also based in Springfield, Missouri, was acquired by the Company and merged with Springfield First Community Bank on April 1, 2022, with the combined entity operating under the Guaranty Bank name. Additionally, the Company serves the Waterloo/Cedar Falls, Iowa community through Community Bank & Trust, a division of Cedar Rapids Bank & Trust Company. Quad City Bank & Trust Company offers equipment loans and leases to businesses through its wholly-owned subsidiary, m2 Equipment Finance, LLC, based in Milwaukee, Wisconsin, and also provides correspondent banking services. The Company has 40 locations in Iowa, Missouri, Wisconsin and Illinois. As of September 30, 2022, the Company had approximately $7.7 billion in assets, $6.0 billion in loans and $5.9 billion in deposits. For additional information, please visit the Company’s website at www.qcrh.com.

Special Note Concerning Forward-Looking Statements. This document contains, and future oral and written statements of the Company and its management may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of the Company. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of the Company’s management and on information currently available to management, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “predict,” “suggest,” “appear,” “plan,” “intend,” “estimate,” ”annualize,” “may,” “will,” “would,” “could,” “should” or other similar expressions. Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events.

A number of factors, many of which are beyond the ability of the Company to control or predict, could cause actual results to differ materially from those in its forward-looking statements. These factors include, among others, the following: (i) the strength of the local, state, national and international economies(including effects of inflationary pressures and supply chain constraints); (ii) the economic impact of any future terrorist threats and attacks, widespread disease or pandemics (including the COVID-19 pandemic in the United States), acts of war or other threats thereof, or other adverse external events that could cause economic deterioration or instability in credit markets, and the response of the local, state and national governments to any such adverse external events; (iii) changes in accounting policies and practices, as may be adopted by state and federal regulatory agencies, the FASB or the PCAOB; (iv) changes in local, state and federal laws, regulations and governmental policies concerning the Company’s general business; (v) changes in interest rates and prepayment rates of the Company’s assets (including the impact of LIBOR phase-out); (vi) increased competition in the financial services sector and the inability to attract new customers; (vii) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (viii) unexpected results of acquisitions, which may include failure to realize the anticipated benefits of acquisitions and the possibility that transaction costs may be greater than anticipated; (ix) the loss of key executives or employees; (x) changes in consumer spending; (xi) unexpected outcomes of existing or new litigation involving the Company; (xii) the economic impact of exceptional weather occurrences such as tornadoes, floods and blizzards; and (xiii) the ability of the Company to manage the risks associated with the foregoing as well as anticipated. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Additional information concerning the Company and its business, including additional factors that could materially affect the Company’s financial results, is included in the Company’s filings with the Securities and Exchange Commission.

Contacts:

Todd A. Gipple

President

Chief Operating Officer

Chief Financial Officer

(309) 743-7745

tgipple@qcrh.com

QCR Holding, Inc.

Consolidated Financial Highlights

(Unaudited)

	As of
	September 30,	June 30,	March 31,	December 31,	September 30,
	2022	2022	2022	2021	2021

	(dollars in thousands)
CONDENSED BALANCE SHEET
Cash and due from banks	$86,282	$92,379	$50,540	$37,490	$57,310
Federal funds sold and interest-bearing deposits	71,043	56,532	66,390	87,662	70,826
Securities, net of allowance for credit losses	879,450	879,918	823,311	810,215	828,719
Net loans/leases	5,918,121	5,705,478	4,753,082	4,601,411	4,519,060
Intangibles	17,546	18,333	8,856	9,349	9,857
Goodwill	137,607	137,607	74,066	74,066	74,066
Derivatives	185,037	97,455	107,326	222,220	198,393
Other assets	434,963	405,239	292,248	253,719	256,277
Total assets	$7,730,049	$7,392,941	$6,175,819	$6,096,132	$6,014,508

Total deposits	$5,941,035	$5,820,657	$4,839,689	$4,922,772	$4,871,828
Total borrowings	701,491	583,166	443,270	170,805	183,514
Derivatives	209,479	113,305	116,193	225,135	201,450
Other liabilities	140,972	132,675	108,743	100,410	107,902
Total stockholders' equity	737,072	743,138	667,924	677,010	649,814
Total liabilities and stockholders' equity	$7,730,049	$7,392,941	$6,175,819	$6,096,132	$6,014,508

ANALYSIS OF LOAN PORTFOLIO
Loan/lease mix:
Commercial and industrial - revolving	$332,996	$322,258	$263,441	$248,483	$175,155
Commercial and industrial - other	1,415,996	1,403,689	1,374,221	1,346,602	1,465,580
Total commercial and industrial	1,748,992	1,725,947	1,637,662	1,595,085	1,640,735
Commercial real estate, owner occupied	627,558	628,565	439,257	421,701	434,014
Commercial real estate, non-owner occupied	920,876	889,530	679,898	646,500	644,850
Construction and land development	1,149,503	1,080,372	863,116	918,571	852,418
Multi-family	933,118	860,742	711,682	600,412	529,727
Direct financing leases	33,503	40,050	43,330	45,191	50,237
1-4 family real estate	487,508	473,141	379,613	377,361	376,067
Consumer	107,552	99,556	73,310	75,311	71,682
Total loans/leases	$6,008,610	$5,797,903	$4,827,868	$4,680,132	$4,599,730
Less allowance for credit losses	90,489	92,425	74,786	78,721	80,670
Net loans/leases	$5,918,121	$5,705,478	$4,753,082	$4,601,411	$4,519,060

ANALYSIS OF SECURITIES PORTFOLIO
Securities mix:
U.S. government sponsored agency securities	$20,527	$20,448	$21,380	$23,328	$23,689
Municipal securities	724,204	710,638	667,245	639,799	649,486
Residential mortgage-backed and related securities	68,844	81,247	86,381	94,323	100,744
Asset backed securities	19,630	19,956	23,233	27,124	30,607
Other securities	46,443	47,827	25,270	25,839	24,367
Total securities	$879,648	$880,116	$823,509	$810,413	$828,893
Less allowance for credit losses	198	198	198	198	174
Net securities	$879,450	$879,918	$823,311	$810,215	$828,719

ANALYSIS OF DEPOSITS
Deposit mix:
Noninterest-bearing demand deposits	$1,315,555	$1,514,005	$1,275,493	$1,268,788	$1,342,273
Interest-bearing demand deposits	3,904,303	3,758,566	3,181,685	3,232,633	3,086,711
Time deposits	672,133	540,074	382,268	421,348	441,743
Brokered deposits	49,044	8,012	243	3	1,101
Total deposits	$5,941,035	$5,820,657	$4,839,689	$4,922,772	$4,871,828

ANALYSIS OF BORROWINGS
Borrowings mix:
Overnight FHLB advances (1)	$335,000	$400,000	$290,000	$15,000	$30,000
Other short-term borrowings	85,180	1,070	1,190	3,800	1,600
Subordinated notes	232,743	133,562	113,890	113,850	113,811
Junior subordinated debentures	48,568	48,534	38,190	38,155	38,103
Total borrowings	$701,491	$583,166	$443,270	$170,805	$183,514

(1) At the most recent quarter-end, the weighted-average rate of these overnight borrowings was 3.29%.

QCR Holding, Inc.

Consolidated Financial Highlights

(Unaudited)

	For the Quarter Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2022	2022	2022	2021	2021

	(dollars in thousands, except per share data)
INCOME STATEMENT
Interest income	$79,267	$68,205	$51,062	$52,020	$51,667
Interest expense	18,498	8,805	5,329	5,507	5,438
Net interest income	60,769	59,400	45,733	46,513	46,229
Provision for credit losses (1)	-	11,200	(2,916)	(3,227)	-
Net interest income after provision for loan/lease losses	$60,769	$48,200	$48,649	$49,740	$46,229

Trust department fees	$2,537	$2,497	$2,963	$2,843	$2,714
Investment advisory and management fees	921	983	1,036	1,047	1,054
Deposit service fees	2,214	2,223	1,555	1,644	1,588
Gain on sales of residential real estate loans	641	809	493	922	954
Gain on sales of government guaranteed portions of loans	50	-	19	227	-
Swap fee income/capital markets revenue	10,545	13,004	6,422	12,982	24,885
Earnings on bank-owned life insurance	605	350	346	470	446
Debit card fees	1,453	1,499	1,007	1,072	1,085
Correspondent banking fees	189	244	277	266	265
Loan related fee income	652	682	480	536	550
Mark to market gain - derivatives	904	432	906	97	(17)
Other	384	59	129	879	1,128
Total noninterest income	$21,095	$22,782	$15,633	$22,985	$34,652

Salaries and employee benefits	$29,175	$29,972	$23,627	$24,809	$28,207
Occupancy and equipment expense	6,033	5,978	3,937	3,723	4,122
Professional and data processing fees	4,477	4,365	3,671	3,866	3,568
Acquisition costs	315	1,973	1,851	624	-
Post-acquisition compensation, transition and integration costs	62	4,796	-	-	-
Disposition costs	-	-	-	5	-
FDIC insurance, other insurance and regulatory fees	1,497	1,394	1,310	1,316	1,108
Loan/lease expense	390	761	267	606	308
Net cost of (income from) and gains/losses on operations of other real estate	19	59	(1)	-	(1,346)
Advertising and marketing	1,437	1,198	761	1,679	1,095
Communication	639	584	403	481	457
Supplies	289	237	246	274	298
Bank service charges	568	610	541	553	525
Correspondent banking expense	218	213	199	200	201
Intangibles amortization	787	787	493	508	508
Payment card processing	477	626	262	298	346
Trust expense	227	195	187	208	188
Other	1,136	500	571	262	1,802
Total noninterest expense	$47,746	$54,248	$38,325	$39,412	$41,387

Net income before income taxes	$34,118	$16,734	$25,957	$33,313	$39,494
Federal and state income tax expense	4,824	1,492	2,333	6,304	7,929
Net income	$29,294	$15,242	$23,624	$27,009	$31,565

Basic EPS	$1.73	$0.88	$1.51	$1.73	$2.02
Diluted EPS	$1.71	$0.87	$1.49	$1.71	$1.99

Weighted average common shares outstanding	16,900,968	17,345,324	15,625,112	15,582,276	15,635,123
Weighted average common and common equivalent shares outstanding	17,110,691	17,549,107	15,852,256	15,838,246	15,869,798

(1)	Provision for credit losses for the quarter ended June 30, 2022 included $11.0 million related to the acquired Guaranty Bank non-PCD loans and $1.4 million related to acquired Guaranty Bank OBS exposures.

QCR Holding, Inc.

Consolidated Financial Highlights

(Unaudited)

	For Nine Months Ended
	September 30,	September 30,
	2022	2021

	(dollars in thousands, except per share data)
INCOME STATEMENT
Interest income	$198,534	$148,135
Interest expense	32,632	16,415
Net interest income	165,902	131,720
Provision for credit losses (1)	8,284	6,713
Net interest income after provision for loan/lease losses	$157,618	$125,007

Trust department fees	$7,997	$8,363
Investment advisory and management fees	2,940	3,033
Deposit service fees	5,992	4,488
Gain on sales of residential real estate loans	1,943	3,475
Gain on sales of government guaranteed portions of loans	69	-
Swap fee income/capital markets revenue	29,971	48,010
Securities gains (losses), net	-	(88)
Earnings on bank-owned life insurance	1,301	1,368
Debit card fees	3,959	3,144
Correspondent banking fees	710	848
Loan related fee income	1,814	1,732
Mark to market gain- derivatives	2,242	73
Other	572	2,991
Total noninterest income	$59,510	$77,437

Salaries and employee benefits	$82,774	$76,098
Occupancy and equipment expense	15,948	12,195
Professional and data processing fees	12,513	10,713
Acquisition costs	4,139	-
Post-acquisition compensation, transition and integration costs	4,858	-
Disposition costs	-	8
FDIC insurance, other insurance and regulatory fees	4,201	3,159
Loan/lease expense	1,418	1,065
Net cost of (income from) and gains/losses on operations of other real estate	77	(1,420)
Advertising and marketing	3,396	2,575
Communication	1,626	1,317
Supplies	772	779
Bank service charges	1,719	1,620
Correspondent banking expense	630	599
Intangibles amortization	2,067	1,524
Payment card processing	1,365	1,114
Trust expense	609	550
Other	2,207	2,394
Total noninterest expense	$140,319	$114,290

Net income before income taxes	$76,809	$88,154
Federal and state income tax expense	8,649	16,258
Net income	$68,160	$71,896

Basic EPS	$4.25	$4.54
Diluted EPS	$4.20	$4.48

Weighted average common shares outstanding	16,030,371	15,829,124
Weighted average common and common equivalent shares outstanding	16,243,921	16,058,420

(1)	Provision for credit losses for the nine months ended September 30, 2022 included $11.0 million related to the acquired Guaranty Bank non-PCD loans and $1.4 million related to acquired Guaranty Bank OBS exposures.

QCR Holding, Inc.

Consolidated Financial Highlights

(Unaudited)

	As of and for the Quarter Ended					For the Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
	2022	2022	2022	2021	2021	2022	2021

	(dollars in thousands, except per share data)
COMMON SHARE DATA
Common shares outstanding	16,885,485	17,064,347	15,579,605	15,613,460	15,590,428
Book value per common share (1)	$43.65	$43.55	$42.87	$43.36	$41.68
Tangible book value per common share (Non-GAAP) (2)	$34.46	$34.41	$37.55	$38.02	$36.30
Closing stock price	$50.94	$53.99	$56.59	$56.00	$51.44
Market capitalization	$860,147	$921,304	$881,650	$874,354	$801,972
Market price / book value	116.70%	123.97%	132.00%	129.15%	123.42%
Market price / tangible book value	147.81%	156.90%	150.71%	147.30%	141.72%
Earnings per common share (basic) LTM (3)	$5.86	$6.14	$6.68	$6.30	$5.73
Price earnings ratio LTM (3)	8.70 x	8.79 x	8.47 x	8.88 x	8.98 x
TCE / TA (Non-GAAP) (4)	7.68%	8.11%	9.60%	9.87%	9.54%

CONDENSED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
Beginning balance	$743,138	$667,924	$677,010	$649,814	$630,476
Net income	29,294	15,242	23,624	27,009	31,565
Other comprehensive income (loss), net of tax	(24,783)	(24,286)	(27,340)	295	(2,546)
Common stock cash dividends declared	(1,012)	(1,059)	(938)	(935)	(946)
Issuance of 2,071,291 shares of common stock as a result of the acquisition of Guaranty Federal Bancshares	-	117,214	-	-	-
Repurchase and cancellation of shares of common stock as a result of a share repurchase program	(10,485)	(33,016)	(4,416)	-	(9,367)
Other (5)	920	1,119	(16)	827	632
Ending balance	$737,072	$743,138	$667,924	$677,010	$649,814

REGULATORY CAPITAL RATIOS (6):
Total risk-based capital ratio	14.55%	13.40%	14.50%	14.77%	14.64%
Tier 1 risk-based capital ratio	10.01%	10.18%	11.27%	11.46%	11.26%
Tier 1 leverage capital ratio	9.56%	9.61%	10.78%	10.46%	10.28%
Common equity tier 1 ratio	9.33%	9.46%	10.61%	10.76%	10.55%

KEY PERFORMANCE RATIOS AND OTHER METRICS
Return on average assets (annualized)	1.53%	0.83%	1.55%	1.76%	2.11%	1.30%	1.66%
Return on average total equity (annualized)	15.39%	7.74%	13.81%	16.23%	19.30%	12.20%	15.27%
Net interest margin	3.46%	3.53%	3.30%	3.29%	3.36%	3.44%	3.30%
Net interest margin (TEY) (Non-GAAP)(7)	3.71%	3.74%	3.50%	3.50%	3.56%	3.66%	3.49%
Efficiency ratio (Non-GAAP) (8)	58.32%	66.01%	62.45%	56.71%	51.17%	62.25%	54.64%
Gross loans and leases / total assets	77.73%	78.42%	78.17%	76.77%	76.48%	77.73%	76.48%
Gross loans and leases / total deposits	101.14%	99.61%	99.76%	95.07%	94.41%	101.14%	94.41%
Effective tax rate	14.14%	8.92%	8.99%	18.92%	20.08%	11.26%	18.44%
Full-time equivalent employees (9)	956	968	749	726	724	956	724

AVERAGE BALANCES
Assets	$7,652,463	$7,324,470	$6,115,127	$6,121,446	$5,982,583	$7,005,988	$5,789,753
Loans/leases	5,916,100	5,711,471	4,727,478	4,608,111	4,529,136	5,456,037	4,405,355
Deposits	5,891,198	5,867,444	4,903,354	4,983,869	4,779,876	5,557,617	4,706,719
Total stockholders' equity	761,428	788,204	684,126	665,698	654,186	744,869	627,583

(1) Includes accumulated other comprehensive income (loss).

(2) Includes accumulated other comprehensive income (loss) and excludes intangible assets (Non-GAAP).

(3) LTM : Last twelve months.

(4) TCE / TCA : tangible common equity / total tangible assets.  See GAAP to non-GAAP reconciliations.

(5) Includes mostly common stock issued for options exercised and the employee stock purchase plan, as well as stock-based compensation.

(6) Ratios for the current quarter are subject to change upon final calculation for regulatory filings due after earnings release.

(7) TEY : Tax equivalent yield.  See GAAP to Non-GAAP reconciliations.

(8) See GAAP to Non-GAAP reconciliations.

(9) Increase at June 30, 2022 due to the acquisition of Guaranty Bank.

QCR Holding, Inc.

Consolidated Financial Highlights

(Unaudited)

ANALYSIS OF NET INTEREST INCOME AND MARGIN
	For the Quarter Ended
	September 30, 2022			June 30, 2022			September 30, 2021
	Average Balance	Interest Earned or Paid	Average Yield or Cost	Average Balance	Interest Earned or Paid	Average Yield or Cost	Average Balance	Interest Earned or Paid	Average Yield or Cost

	(dollars in thousands)
Fed funds sold	$16,224	$100	2.45%	$5,896	$12	0.83%	$3,030	$1	0.10%
Interest-bearing deposits at financial institutions	54,799	381	2.76%	67,254	169	1.01%	99,024	39	0.16%
Securities (1)	946,096	9,602	4.05%	920,308	9,002	3.91%	799,471	7,646	3.82%
Restricted investment securities	42,638	674	6.18%	37,166	485	5.16%	20,910	262	4.97%
Loans (1)	5,916,100	72,969	4.89%	5,711,471	61,932	4.35%	4,529,136	46,427	4.07%
Total earning assets (1)	$6,975,857	$83,726	4.76%	$6,742,095	$71,600	4.26%	$5,451,571	$54,375	3.96%

Interest-bearing deposits	$3,862,556	$10,889	1.12%	$3,791,595	$4,478	0.47%	$3,041,941	$2,183	0.28%
Time deposits	593,490	1,681	1.12%	529,675	1,047	0.79%	461,210	1,090	0.94%
Short-term borrowings	11,376	84	2.94%	1,404	3	0.78%	6,858	1	0.10%
Federal Home Loan Bank advances	418,239	2,584	2.42%	286,484	780	1.08%	54,293	41	0.30%
Other borrowings	4,239	53	4.93%	-	-	0.00%	-	-	0.00%
Subordinated debentures	181,177	2,518	5.56%	133,529	1,816	5.44%	113,789	1,554	5.46%
Junior subordinated debentures	48,551	689	5.56%	46,536	680	5.78%	38,084	569	5.84%
Total interest-bearing liabilities	$5,119,628	$18,498	1.43%	$4,789,223	$8,804	0.74%	$3,716,175	$5,438	0.58%

Net interest income (1)		$65,228			$62,796			$48,937
Net interest margin (2)			3.46%			3.53%			3.36%
Net interest margin (TEY) (Non-GAAP) (1) (2) (3)			3.71%			3.74%			3.56%
Adjusted net interest margin (TEY) (Non-GAAP) (1) (2) (3)			3.65%			3.64%			3.53%
Adjusted net interest margin, excluding PPP income (TEY) (Non-GAAP) (1) (2) (3)			3.65%			3.63%			3.39%

	For the Nine Months Ended
	September 30, 2022			September 30, 2021
	Average Balance	Interest Earned or Paid	Average Yield or Cost	Average Balance	Interest Earned or Paid	Average Yield or Cost

	(dollars in thousands)
Fed funds sold	$8,937	$114	1.70%	$1,503	$1	0.13%
Interest-bearing deposits at financial institutions	63,740	584	1.23%	101,225	110	0.15%
Securities (1)	890,082	26,286	3.93%	802,715	21,989	3.65%
Restricted investment securities	34,071	1,439	5.57%	19,540	718	4.85%
Loans (1)	5,456,037	180,896	4.43%	4,405,355	132,728	4.03%
Total earning assets (1)	$6,452,867	$209,319	4.33%	$5,330,338	$155,546	3.90%

Interest-bearing deposits	$3,629,735	$17,704	0.65%	$3,000,766	$6,219	0.28%
Time deposits	508,067	3,527	0.93%	449,996	3,716	1.10%
Short-term borrowings	4,945	87	2.37%	7,560	4	0.08%
Federal Home Loan Bank advances	264,718	3,447	1.72%	29,875	66	0.29%
Other borrowings	1,429	53	4.90%	-	-	0.00%
Subordinated debentures	143,104	5,888	5.49%	115,927	4,718	5.43%
Junior subordinated debentures	44,457	1,926	5.71%	38,045	1,692	5.86%
Total interest-bearing liabilities	$4,596,455	$32,632	0.95%	$3,642,169	$16,415	0.60%

Net interest income (1)		$176,687			$139,131
Net interest margin (2)			3.44%			3.30%
Net interest margin (TEY) (Non-GAAP) (1) (2) (3)			3.66%			3.49%
Adjusted net interest margin (TEY) (Non-GAAP) (1) (2) (3)			3.60%			3.46%
Adjusted net interest margin, excluding PPP income (TEY) (Non-GAAP) (1) (2) (3)			3.60%			3.31%

(1) Includes nontaxable securities and loans.  Interest earned and yields on nontaxable securities and loans are determined on a tax equivalent basis using a 21% tax rate.

(2) See "Select Financial Data - Subsidiaries" for a breakdown of amortization/accretion included in net interest margin for each period presented.

(3) TEY : Tax equivalent yield.  See GAAP to Non-GAAP reconciliations.

QCR Holding, Inc.

Consolidated Financial Highlights

(Unaudited)

	As of
	September 30,	June 30,	March 31,	December 31,	September 30,
	2022	2022	2022	2021	2021

	(dollars in thousands, except per share data)
ROLLFORWARD OF ALLOWANCE FOR CREDIT LOSSES ON LOANS/LEASES
Beginning balance	$92,425	$74,786	$78,721	$80,670	$78,894
Initial ACL recorded for acquired PCD loans	-	5,902	-	-	-
Credit loss expense (1)	331	12,141	(3,849)	(2,045)	1,895
Loans/leases charged off	(2,489)	(620)	(456)	(375)	(287)
Recoveries on loans/leases previously charged off	222	216	370	471	168
Ending balance	$90,489	$92,425	$74,786	$78,721	$80,670

NONPERFORMING ASSETS
Nonaccrual loans/leases (2)	$17,511	$23,574	$2,744	$2,759	$6,818
Accruing loans/leases past due 90 days or more	3	268	4	1	14
Total nonperforming loans/leases	17,514	23,842	2,748	2,760	6,832
Other real estate owned	177	205	-	-	-
Other repossessed assets	340	-	-	-	-
Total nonperforming assets	$18,031	$24,047	$2,748	$2,760	$6,832

ASSET QUALITY RATIOS
Nonperforming assets / total assets	0.23%	0.33%	0.04%	0.05%	0.11%
ACL for loans and leases / total loans/leases	1.51%	1.59%	1.55%	1.68%	1.75%
ACL for loans and leases / nonperforming loans/leases	516.67%	387.66%	2721.47%	2852.21%	1180.77%
Net charge-offs as a % of average loans/leases	0.04%	0.01%	0.00%	0.00%	0.00%

INTERNALLY ASSIGNED RISK RATING (3)
Special mention (rating 6)	$63,973	$54,558	$63,622	$62,510	$58,634
Substandard (rating 7)	77,317	83,048	54,491	53,159	59,402
Doubtful (rating 8)	-	-	-	-	-
	$141,290	$137,606	$118,113	$115,669	$118,036

Criticized loans (4)	$141,290	$137,606	$118,113	$115,669	$118,036
Classified loans (5)	77,317	83,048	54,491	53,159	59,402

Criticized loans as a % of total loans/leases	2.35%	2.37%	2.45%	2.47%	2.57%
Classified loans as a % of total loans/leases	1.29%	1.43%	1.13%	1.14%	1.29%

(1)	Credit loss expense on loans/leases for the quarter ended June 30, 2022 included $11.0 million related to the acquired Guaranty Bank non-PCD loans.
(2)	Nonaccrual loans for the quarter ended June 30, 2022 included $7.3 million related to the acquired Guaranty Bank loan portfolio.
(3)	Amounts exclude the government guaranteed portion, if any. The Company assigns internal risk ratings of Pass (Rating 2) for the government guaranteed portion.
(4)	Criticized loans are defined as C&I and CRE loans with internally assigned risk ratings of 6, 7, or 8, regardless of performance.
(5)	Classified loans are defined as C&I and CRE loans with internally assigned risk ratings of 7 or 8, regardless of performance.

QCR Holding, Inc.

Consolidated Financial Highlights

(Unaudited)

	For the Quarter Ended			For the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
SELECT FINANCIAL DATA - SUBSIDIARIES	2022	2022	2021	2022	2021

	(dollars in thousands)
TOTAL ASSETS
Quad City Bank and Trust (1)	$2,218,166	$2,122,852	$2,106,631
m2 Equipment Finance, LLC	298,640	289,451	259,543
Cedar Rapids Bank and Trust	2,108,614	1,985,199	2,019,018
Community State Bank - Ankeny	1,270,426	1,221,406	1,140,933
Guaranty Bank (2)	2,107,407	2,037,364	880,143

TOTAL DEPOSITS
Quad City Bank and Trust (1)	$1,741,472	$1,787,564	$1,797,969
Cedar Rapids Bank and Trust	1,627,202	1,495,665	1,526,144
Community State Bank - Ankeny	1,036,998	1,006,836	994,042
Guaranty Bank (2)	1,632,107	1,539,978	605,947

TOTAL LOANS & LEASES
Quad City Bank and Trust (1)	$1,806,776	$1,737,812	$1,636,170
m2 Equipment Finance, LLC	300,753	293,435	262,962
Cedar Rapids Bank and Trust	1,579,437	1,536,224	1,410,160
Community State Bank - Ankeny	973,083	931,031	834,533
Guaranty Bank (2)	1,649,313	1,592,836	718,867

TOTAL LOANS & LEASES / TOTAL DEPOSITS
Quad City Bank and Trust (1)	104%	97%	91%
Cedar Rapids Bank and Trust	97%	103%	92%
Community State Bank - Ankeny	94%	92%	84%
Guaranty Bank	101%	103%	119%

TOTAL LOANS & LEASES / TOTAL ASSETS
Quad City Bank and Trust (1)	81%	82%	78%
Cedar Rapids Bank and Trust	75%	77%	70%
Community State Bank - Ankeny	77%	76%	73%
Guaranty Bank	78%	78%	82%

ACL ON LOANS/LEASES AS A PERCENTAGE OF LOANS/LEASES
Quad City Bank and Trust (1)	1.59%	1.68%	1.88%
m2 Equipment Finance, LLC	3.13%	3.31%	3.78%
Cedar Rapids Bank and Trust	1.54%	1.58%	1.85%
Community State Bank - Ankeny	1.45%	1.57%	1.73%
Guaranty Bank	1.42%	1.53%	1.30%

RETURN ON AVERAGE ASSETS
Quad City Bank and Trust (1)	1.41%	1.56%	1.66%	1.61%	1.55%
Cedar Rapids Bank and Trust	2.83%	2.72%	3.93%	2.60%	2.95%
Community State Bank - Ankeny	1.31%	1.12%	1.17%	1.28%	1.05%
Guaranty Bank (3) (4)	1.76%	0.20%	2.09%	1.06%	1.69%

NET INTEREST MARGIN PERCENTAGE (5)
Quad City Bank and Trust (1)	3.65%	3.74%	3.47%	3.63%	3.32%
Cedar Rapids Bank and Trust (6)	4.02%	3.66%	3.68%	3.77%	3.61%
Community State Bank - Ankeny (7)	3.69%	3.67%	3.78%	3.66%	3.71%
Guaranty Bank (8)	4.10%	4.20%	3.67%	4.01%	3.59%

ACQUISITION-RELATED AMORTIZATION/ACCRETION INCLUDED IN NET
INTEREST MARGIN, NET
Cedar Rapids Bank and Trust	$5	$4	$64	$60	$169
Community State Bank - Ankeny	62	28	52	$123	437
Guaranty Bank	1,047	1,698	376	$2,814	755
QCR Holdings, Inc. (9)	(34)	(35)	(36)	$(104)	(110)

(1)	Quad City Bank and Trust figures include m2 Equipment Finance, LLC, as this entity is wholly-owned and consolidated with the Bank. m2 Equipment Finance, LLC is also presented separately for certain (applicable) measurements.
(2)	Increase due to the acquisition of Guaranty Bank on April 1, 2022, merging into Springfield First Community Bank with the combined bank operating under the Guaranty Bank name.
(3)	Decrease due to CECL Day 2 provision for credit losses of $12.4 million related to the acquisition of Guaranty Bank during the quarter ended June 30, 2022.
(4)	Adjusted ROAA excluding non-core adjustments for the Guaranty Bank acquisition (non-GAAP) would have been 2.12% for the quarter ended June 30, 2022 and 1.84% for the nine months ended September 30, 2022.
(5)	Includes nontaxable securities and loans. Interest earned and yields on nontaxable securities and loans are determined on a tax equivalent basis using a 21% tax rate.
(6)	Cedar Rapids Bank and Trust's net interest margin percentage includes various purchase accounting adjustments. Excluding those adjustments, net interest margin (Non-GAAP) would have been 4.02% for the quarter ended September 30, 2022, 3.62% for the quarter ended June 30, 2022 and 3.66% for the quarter ended September 30, 2021.
(7)	Community State Bank's net interest margin percentage includes various purchase accounting adjustments. Excluding those adjustments, net interest margin (Non-GAAP) would have been 3.72% for the quarter ended September 30, 2022, 3.66% for the quarter ended June 30, 2022 and 3.66% for the quarter ended June 30, 2021.
(8)	Guaranty Bank's net interest margin percentage includes various purchase accounting adjustments. Excluding those adjustments, net interest margin (Non-GAAP) would have been 3.91% for the quarter ended September 30, 2022, 3.82% for the quarter ended June 30, 2022 and 3.67% for the quarter ended June 30, 2021.
(9)	Relates to the trust preferred securities acquired as part of the Guaranty Bank acquisition in 2017 and the Community National Bank acquisition in 2013.

QCR Holding, Inc.

Consolidated Financial Highlights

(Unaudited)

	As of
	September 30,	June 30,	March 31,	December 31,	September 30,
GAAP TO NON-GAAP RECONCILIATIONS	2022	2022	2022	2021	2021

	(dollars in thousands, except per share data)
TANGIBLE COMMON EQUITY TO TANGIBLE ASSETS RATIO (1)
Stockholders' equity (GAAP)	$737,072	$743,138	$667,924	$677,010	$649,814
Less: Intangible assets	155,153	155,940	82,922	83,415	83,923
Tangible common equity (non-GAAP)	$581,919	$587,198	$585,002	$593,595	$565,891

Total assets (GAAP)	$7,730,049	$7,392,941	$6,175,819	$6,096,132	$6,014,508
Less: Intangible assets	155,153	155,940	82,922	83,415	83,923
Tangible assets (non-GAAP)	$7,574,896	$7,237,001	$6,092,897	$6,012,717	$5,930,585

Tangible common equity to tangible assets ratio (non-GAAP)	7.68%	8.11%	9.60%	9.87%	9.54%

(1)	This ratio is a non-GAAP financial measure. The Company's management believes that this measurement is important to many investors in the marketplace who are interested in changes period-to-period in common equity. In compliance with applicable rules of the SEC, this non-GAAP measure is reconciled to stockholders' equity and total assets, which are the most directly comparable GAAP financial measures.

QCR Holding, Inc.

Consolidated Financial Highlights

(Unaudited)

GAAP TO NON-GAAP RECONCILIATIONS	For the Quarter Ended					For the Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
	2022	2022	2022	2021	2021	2022	2021

	(dollars in thousands, except per share data)
ADJUSTED NET INCOME (1)
Net income (GAAP)	$29,294	$15,242	$23,624	$27,009	$31,565	$68,160	$71,896

Less non-core items (post-tax) (2):
Income:
Securities gains (losses), net	-	-	-	-	-	$-	$(69)
Mark to market gains (losses) on derivatives, net	714	342	715	77	(13)	1,771	$58
Gain on sale of loan	-	-	-	-	28	-	$28
Total non-core income (non-GAAP)	$714	$342	$715	$77	$15	$1,771	$17

Expense:
Disposition costs	-	-	-	3	-	-	7
Acquisition costs (2)	321	1,932	1,462	493	-	3,715	-
Post-acquisition compensation, transition and integration costs	48	3,789	-	-	-	3,837	-
Separation agreement	-	-	-	-	-	-	734
CECL Day 2 provision for credit losses on acquired non-PCD loans (3)	-	8,651	-	-	-	8,651	-
CECL Day 2 provision for credit losses provision on acquired OBS exposure (3)	-	1,140	-	-	-	1,140	-
Loss on sale of subsidiary	-	-	-	-	-	-	-
Total non-core expense (non-GAAP)	$369	$15,512	$1,462	$496	$-	$17,343	$741
Adjusted net income (non-GAAP) (1)	$28,949	$30,412	$24,371	$27,428	$31,550	$83,732	$72,620

ADJUSTED EARNINGS PER COMMON SHARE (1)

Adjusted net income (non-GAAP) (from above)	$28,949	$30,412	$24,371	$27,428	$31,550	$83,732	$72,620

Weighted average common shares outstanding	16,900,968	17,345,324	15,625,112	15,582,276	15,635,123	16,030,371	15,829,124
Weighted average common and common equivalent shares outstanding	17,110,691	17,549,107	15,852,256	15,838,246	15,869,798	16,243,921	16,058,420

Adjusted earnings per common share (non-GAAP):
Basic	$1.71	$1.75	$1.56	$1.76	$2.02	$5.22	$4.59
Diluted	$1.69	$1.73	$1.54	$1.73	$1.99	$5.15	$4.52

ADJUSTED RETURN ON AVERAGE ASSETS (1)

Adjusted net income (non-GAAP) (from above)	$28,949	$30,412	$24,371	$27,428	$31,550	$83,732	$72,620

Average Assets	$7,652,463	$7,324,470	$6,115,127	$6,121,446	$5,982,583	$7,005,988	$5,789,753

Adjusted return on average assets (annualized) (non-GAAP)	1.51%	1.66%	1.59%	1.79%	2.11%	1.59%	1.67%

NET INTEREST MARGIN (TEY) (4)

Net interest income (GAAP)	$60,769	$59,400	$45,733	$46,513	$46,229	$165,902	$131,720
Plus: Tax equivalent adjustment (5)	4,459	3,396	2,933	2,800	2,708	10,785	7,411
Net interest income - tax equivalent (Non-GAAP)	$65,228	$62,796	$48,666	$49,313	$48,937	$176,687	$139,131
Less: Acquisition accounting net accretion	1,080	1,695	118	88	456	2,893	1,251
Adjusted net interest income	$64,148	$61,101	$48,548	$49,225	$48,481	$173,794	$137,880
Less: PPP income	-	125	530	1,365	1,910	125	5,831
Adjusted net interest income, excluding PPP income	$64,148	$60,976	$48,018	$47,860	$46,571	$173,669	$132,049

Average earning assets	$6,975,857	$6,742,095	$5,625,813	$5,602,222	$5,451,571	$6,452,867	$5,330,338

Net interest margin (GAAP)	3.46%	3.53%	3.30%	3.29%	3.36%	3.44%	3.30%
Net interest margin (TEY) (Non-GAAP)	3.71%	3.74%	3.50%	3.50%	3.56%	3.66%	3.49%
Adjusted net interest margin (TEY) (Non-GAAP)	3.65%	3.64%	3.50%	3.49%	3.53%	3.60%	3.46%
Adjusted net interest margin, excluding PPP income (TEY) (Non-GAAP)	3.65%	3.63%	3.46%	3.39%	3.39%	3.60%	3.31%

EFFICIENCY RATIO (6)

Noninterest expense (GAAP)	$47,746	$54,248	$38,325	$39,412	$41,387	$140,319	$114,290

Net interest income (GAAP)	$60,769	$59,400	$45,733	$46,513	$46,229	$165,902	$131,720
Noninterest income (GAAP)	21,095	22,782	15,633	22,985	34,652	59,510	77,437
Total income	$81,864	$82,182	$61,366	$69,498	$80,881	$225,412	$209,157

Efficiency ratio (noninterest expense/total income) (Non-GAAP)	58.32%	66.01%	62.45%	56.71%	51.17%	62.25%	54.64%

LOAN GROWTH ANNUALIZED, EXCLUDING ACQUIRED AND PPP LOANS
Total loans and leases	$6,008,610	$5,797,903	$4,827,868	$4,680,132	$4,599,730	$6,008,610	$4,599,730
Less: Acquired loans (7)	-	807,599	-	-	-	-	-
Less: PPP loans	79	79	6,340	28,181	83,575	79	83,575
Total loans and leases, excluding acquired and PPP loans	$6,008,531	$4,990,225	$4,821,528	$4,651,951	$4,516,155	$6,008,531	$4,516,155

Loan growth annualized, excluding acquired and PPP loans	14.54%	14.00%	14.58%	12.03%	23.04%	15.73%	16.08%

(1)	Adjusted net income, Adjusted net income attributable to QCR Holdings, Inc. common stockholders, Adjusted earnings per common share and Adjusted return on average assets are non-GAAP financial measures. The Company's management believes that these measurements are important to investors as they exclude non-core or non-recurring income and expense items, therefore, they provide a more realistic run-rate for future periods. In compliance with applicable rules of the SEC, this non-GAAP measure is reconciled to net income, which is the most directly comparable GAAP financial measure.
(2)	Non-core or nonrecurring items (post-tax) are calculated using an estimated effective tax rate of 21% with the exception of acquisition costs which have an estimated effective tax rate of 10.25%.
(3)	The CECL Day 2 provision for credit losses on acquired non-PCD loans and OBS exposures resulted from the Guaranty Bank acquisition on April 1, 2022.
(4)	Interest earned and yields on nontaxable securities and loans are determined on a tax equivalent basis using a 21% effective tax rate.
(5)	Net interest margin (TEY) is a non-GAAP financial measure. The Company's management utilizes this measurement to take into account the tax benefit associated with certain loans and securities. It is also standard industry practice to measure net interest margin using tax-equivalent measures. In compliance with applicable rules of the SEC, this non-GAAP measure is reconciled to net interest income, which is the most directly comparable GAAP financial measure. In addition, the Company calculates net interest margin without the impact of acquisition accounting net accretion as this can fluctuate and it's difficult to provide a more realistic run-rate for future periods.
(6)	Efficiency ratio is a non-GAAP measure. The Company's management utilizes this ratio to compare to industry peers. The ratio is used to calculate overhead as a percentage of revenue. In compliance with the applicable rules of the SEC, this non-GAAP measure is reconciled to noninterest expense, net interest income and noninterest income, which are the most directly comparable GAAP financial measures.
(7)	Loan balances acquired from the Guaranty Bank acquisition on April 1, 2022 are excluded.